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                                                                   EXHIBIT 23(C)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Southern National Corporation on Form S-4 of our report dated February 1, 1996, on our audits of the consolidated financial statements of Regional Acceptance Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in Regional Acceptance Corporation's Form 10-K for the fiscal year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."

                                  (Signature of Coopers & Lybrand appears here)

Raleigh, North Carolina
July 18, 1996